EXHIBIT 10.10

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to SearchCore, Inc., a Nevada corporation, a total of Eleven Million Two Hundred Thousand (11,200,000) shares of Common Stock of SearchCore, Inc., a Nevada corporation, held in the name of the undersigned, Justin Hartfield, and represented by stock certificate No. ____.

IN WITNESS HEREOF, the party below has executed this Irrevocable Stock Power as of the date indicated by his signature below.

Dated: _____________, 2012	/s/ Justin Hartfield
Justin Hartfield, an individual

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